SUBORDINATION AGREEMENT
(MORTGAGE)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE REAL PROPERTY DESCRIBED HEREIN BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of March 31, 2010, by and among G&E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company, the owner of the real property described below (“Owner”), STINGRAY PROPERTIES, LLC, a Minnesota limited liability company, the present holder of the Subordinated Mortgage defined below (“Mortgagee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Sylvan Holdings, LLC granted Bank that certain Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated September 16, 2005, and recorded in the office of the County Recorder for Stearns County, Minnesota on September 28, 2005, as Document No. 1169890 which was assumed (as mortgagor) by Mortgagee under a Consent and Assumption Agreement dated July 1, 2006 recorded in the office of the County Recorder for Stearns County, Minnesota on September 28, 2006, as Document No. 1207487 and is being assumed (as mortgagor) by Owner under a Consent and Assumption Agreement dated on or about there date hereof and is being amended by a Modification of Third-Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated on or about the date hereof, as the same may be amended, restated or replaced from time to time (collectively, the “Bank Mortgage”), to secure repayment of a loan evidenced by a promissory note by Borrower dated as of September 16, 2005, in the principal amount of $4,000,000 to Bank as amended (the “Bank Loan”) which Bank Mortgage covers the real property described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. Owner has assumed certain obligations to Mortgagee under a Performance of Loan Obligations and Indemnity Agreement which obligations are or will be secured by a Mortgage, Security Agreement and Assignment of Leases and Rents dated on or about the date hereof covering the Property (the “Subordinated Mortgage”).

C. It is a condition of Bank continuing the Bank Loan that the security of the Bank Mortgage be and at all times remain a lien or charge on the Property prior and superior to the lien or charge of the Subordinated Mortgage.

D. Under the Mortgage, Bank’s consent is required for the Subordinated Mortgage to be granted and recorded and Bank so consents on condition that this Agreement be executed and recorded.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1. SUBORDINATION.

(a) Subordination. The Bank Mortgage and any and all extensions, renewals, modifications or replacements thereof shall be and at all times remain a lien or charge on the Property prior and superior to the Subordinated Mortgage. Mortgagee intentionally and unconditionally waives, relinquishes and subordinates the priority and superiority of the lien or charge of the Subordinated Mortgage to the lien or charge on the Property of the Bank Mortgage (including liens and charges thereunder securing all future advances of the Bank Loan and other advances contemplated thereunder).

(b) Reliance. Mortgagee acknowledges that Bank, in continuing to extend credit secured by the Property, including the Bank Loan, is doing so in material reliance on this Agreement.

(c) Acknowledgments of Mortgagee. Mortgagee acknowledges that it has such information with respect to the Bank Loan, and any promissory note and other loan documents executed in connection therewith, as Mortgagee deems necessary in order to grant this subordination.

(d) Entire Agreement. This Agreement constitutes the whole and only agreement between the parties hereto with regard to the subordination of the Subordinated Mortgage to the lien or charge of the Bank Mortgage; there are no agreements (written or oral) outside or separate from this Agreement with respect to the subject matter hereof; and all prior negotiations with respect thereto, if any, are merged into this Agreement. This Agreement shall supersede and cancel, but only insofar as would affect the priority between the Subordinated Mortgage and the Bank Mortgage, any prior agreements as to such subordination, including without limitation those provisions, if any, contained in the Subordinated Mortgage which provide for the subordination thereof to the lien of a deed of trust or mortgage affecting all or any portion of the Property.

2. MISCELLANEOUS.

(a) Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address set forth below its signature, or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (iii) if sent by telecopy, upon receipt.

(b) Costs, Expenses and Attorneys’ Fees. If any party hereto institutes any arbitration or judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of such prevailing party’s in-house counsel), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Owner, Mortgagee or any other person or entity.

(c) Further Assurances. At the request of any party hereto, each other party shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party in order to carry out the purpose of this Agreement, provided that no such document or instrument shall modify the rights and obligations of the parties set forth herein.

(d) Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto.

(e) Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be construed as one and the same instrument.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

[The remainder of this page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Roxanne Muehebauer
Name: Roxanne Muehebauer
Title: Assistant Vice President

Address: St. Cloud Office

P.O. Box 967
400 South First Street
St. Cloud, MN 56302-0967
Attn: Todd Mather

STATE OF MINNESOTA	)
) ss

COUNTY OF Sterns)

The foregoing instrument was acknowledged before me this 30th day of March 2010 by Roxanne Muehebauer, the Assistant Vice President of Wells Fargo Bank, National Association, a national banking association, on behalf of the association.

/s/ Nancy L. Spaeth
Notary Public

OWNER:

G&E HEALTHCARE REIT II SARTELL MOB, LLC,

a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

Address: c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 200
Santa Ana, California 92705
Attn: Danny Prosky

STATE OF CALIFORNIA		)
) ss
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 30th day of March, 2010 by Danny Prosky in his capacity as the Authorized Signatory of G&E Healthcare REIT II Sartell MOB, LLC, a Delaware limited liability company.

/s/ P.C. Han
Notary Public

MORTGAGEE:

STINGRAY PROPERTIES, LLC,

a Minnesota limited liability company

By: /s/ Gary W. Verkinnes
Name: Gary W. Verkinnes
Its: Chief Manager

Address:
697 Saukview Drive
St. Cloud, MN 56303

STATE OF MINNESOTA	)
) ss
COUNTY OF STEARNS	)

The foregoing instrument was acknowledged before me this 31st day of March, 2010 by Gary W. Verkinnes in his capacity as the Chief Manager of Stingray Properties, LLC, a Minnesota limited liability company.

/s/ Trudy M. Wiechmann
Notary Public

This Instrument was drafted by:

Nilsson Midness, P.A.
900 Flour Exchange Building
310 Fourth Avenue South
Minneapolis, MN 55415